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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Glass Wave Enterprises, Inc. registration statement, on Form SB-2, of our report dated 30 March 2005, accompanying the consolidated financial statements of Glass Wave Enterprises, Inc. for the period from incorporation (25 November 2004) to 31 January 2005 which is part of the registration statement and to the reference to us under the heading “Experts” in such registration statement.

/s/ Staley, Okada & Partners

30 November 2005	STALEY, OKADA & PARTNERS
Chartered Accountants